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                                                                    Exhibit 3.07

                            ARTICLES OF INCORPORATION
                                       OF
                                   QSUB, INC.

                  The undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina:

                  1.       The name of the corporation is Qsub, Inc.

                  2. The corporation shall have authority to issue One Million (1,000,000) shares of common stock with $0.01 value per share.

                  3. The address of the initial registered office of the corporation in the State of North Carolina is 4709 Creekstone Drive, Riverbirch Building, Suite 200, Durham, Durham County, North Carolina 27703, and the name of its initial registered agent at such address is Thomas C. Perkins.

                  4. The address of the principal office of the corporation is 4709 Creekstone Drive, Riverbirch Building, Suite 200, Durham, Durham County, North Carolina 27703

                  5. The name and address of the incorporator is Christopher B. Capel, 2500 First Union Capitol Center, Raleigh, Wake County, North Carolina 27601.

                  6. A director of the corporation shall not be personally liable to the corporation or otherwise for monetary damages for breach of any duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) any liability under N.C. Gen. Stat. Section 55-8-33; or (iii) any transaction from which the director derived an improper personal benefit. If the North Carolina Business Corporation Act is amended to authorize corporate action for further eliminating or limiting personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina Business Corporation Act, as so amended. Any repeal or modification of this

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         paragraph shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                  7. The provisions of Article 9 and Article 9A of the North Carolina Business Corporation Act, entitled "The North Carolina Shareholder Protection Act" and "The North Carolina Control Share Acquisition Act," respectively, shall not be applicable to the corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of March, 2002.

                                        /s/ Christopher B. Capel
                                      -----------------------------
                                      Cristopher B. Capel, Incorporator
                                      SMITH, ANDERSON, BLOUNT. DORSETT,
                                      MITCHELL & JERNIGAN. L.L.P.
                                      2500 First Union Capitol Center
                                      Raleigh, North Carolina 27601

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                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                                   QSUB, INC.

         Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment to Articles of Incorporation for the purpose of amending its Articles of
Incorporation:

         1.       The name of the corporation is Qsub, Inc.

         2. The Articles of Incorporation of the corporation are hereby amended as follows:

                  Article I of the Articles of Incorporation is hereby deleted in its entirety and is replaced with the following Article I:

                  "1. The name of the corporation is Q-Bioglan, Inc."

         3. Since the corporation has not yet issued shares, the foregoing amendment has been approved by the undersigned sole incorporator in accordance with Section 55-10-05 of the North Carolina Business Corporation Act.

         4.       These Articles of Amendment will become effective upon filing.

         IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of March. 2002.

                                          QSUB, INC.

                                          By: /s/  Christopher B. Capel
                                              ----------------------------
                                              Christopher B. Capel
                                              Incorporator

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                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                                 Q-BIOGLAN, INC.

         Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

         1.       The name of the corporation is Q-Bioglan, Inc.

         2. The Articles of Incorporation of the corporation are hereby amended as follows:

                  Article I of the Articles of Incorporation is hereby deleted in its entirety and is replaced with the following Article I:

                  "1. The name of the corporation is Bioglan Pharmaceuticals Company."

         3. The foregoing amendment was approved and proposed and recommended by the Board of Directors and approved by the sole shareholder in accordance with the provisions of Chapter 55 of the North Carolina General Statutes and the corporation's articles of incorporation. The date of adoption was 5/23/2002

         4.       These Articles of Amendment will become effective upon filing.

         IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of May, 2002.

                                              Q-BIOGLAN, INC.

                                              By: /s/ Thomas C. Perkins
                                                  ---------------------
                                                  Thomas C. Perkins
                                                  Vice President

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